Exhibit 32.2
CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)
This certification is furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the Quarterly Report of Consulier Engineering, Inc. (the “Company”) on Form 10-QSB for the period ended September 30, 2005 (the “Report”).
I, Alan R. Simon, Principal Executive Officer of the Company, hereby certify that, to the best of my knowledge:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2.	The information contained in the Report fairly presents, in all material respect, the financial condition and results of the operations of the Company.

Date: November 21, 2005	By:	/s/ Alan R. Simon
Alan R. Simon, Esquire
Secretary and Treasurer (Principal Financial and Accounting Officer)